EXHIBIT 4.13


                       REGISTRATION RIGHTS AGREEMENT

               REGISTRATION RIGHTS AGREEMENT dated as of July 23, 1998 between RCN Corporation, a Delaware corporation (the "Company"), and each of the persons listed on the signature pages hereof (collectively, the "Stockholders").(1)

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(1) To be executed by all JavaNet shareholders other than David Epstein and
    Zachary Julius, whose shares of Common Stock will be subject to a lock-up.

               WHEREAS this Agreement is being entered into pursuant to Section 10.03(e) of the Agreement and Plan of Merger dated as of June 30, 1998 (the "Merger Agreement") among JavaNet, Inc., a Delaware corporation, David
Epstein, Zachary Julius, the Company and JNET Holding, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

               WHEREAS, it is intended by the Company and the Stockholders that this Agreement shall become effective immediately upon the issuance of the Common Stock of the Company to be issued pursuant to Article 1 of the Merger Agreement.

               NOW, THEREFORE, the parties hereto agree as follows:


                                 ARTICLE 1
                                Definitions

               Section 1.1. Definitions. Terms defined in the Merger Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means the Company's common stock, par value $1.00 per share.

               "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Piggyback Registration" means a Piggyback Registration as defined in Section 2.2.

               "Registrable Securities" means the shares of Common Stock issued to the Stockholders pursuant to the Merger.

               "Shelf Registration Statement" means the Shelf Registration Statement as defined in Section 2.1.

               "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.


                                 ARTICLE 2
                            Registration Rights

            Section 2.1. Shelf Registration. (a) The Company shall, no later than 60 days after the Effective Time, prepare and file with the Commission a shelf registration statement under the Securities Act (as amended and supplemented from time to time, the "Shelf Registration Statement") relating to the resale by the Stockholders of the Registrable Securities in accordance with Rule 415(a)(1)(i) under the Securities Act and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective as expeditiously as possible and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities, for a period from the date on which the Commission declares such Shelf Registration Statement effective until the earlier of (i) 45 days after the effective time of the Shelf Registration Statement and (ii) the date upon which all Registrable Securities have been sold pursuant to such Registration Statement. The Company shall be entitled to delay the filing and/or the effective time of the Shelf Registration Statement for a period of up to 60 days if the Company shall determine in good faith that the offering is reasonably likely to interfere with a pending or contemplated financing, merger, sale or acquisition of assets, recapitalization or other corporate action or policies of the Company.

           (b) If the Stockholders so elect by written consent of the holders of a majority of the Registrable Securities, the offering of Registrable Securities pursuant to the Shelf Registration Statement may be in the form of an underwritten offering. The Stockholders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with such offering, subject to the Company's approval, which approval shall not be unreasonably withheld.

           (c) The Company may, in its sole discretion, include in such Shelf Registration Statement other shares of Common Stock held by security holders, if any, who have piggyback registration rights with respect to such shares) or otherwise combine the offering of the Registrable Securities with any secondary offering of other securities of the Company.

            Section 2.2. Piggyback Registration. Until the first anniversary of the Effective Time, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock either for the Company's own account or for the account of others who are not Stockholders (other than a registration statement on Form S-4 or S-8 or pursuant to Rule 415 or any substitute form or rule, respectively, that may be adopted by the Commission), the Company shall give written notice of such proposed filing to each Stockholder as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer each Stockholder the opportunity to register such number of shares of Registrable Securities held by such Stockholder on the same terms and conditions as the other Common Stock being registered thereunder (a
"Piggyback Registration"). Each Stockholder will have five business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration; provided that should any Stockholder fail to provide timely notice to the Company, such Stockholder will forfeit any rights to participate in the Piggyback Registration. If the Company shall determine in its sole discretion not to file or request the effectiveness of such registration statement, or to delay such filing or effectiveness, the Company may, at its election, provide written notice of such determination to the Stockholders who have provided timely notice of their intention to participate in the Piggyback Registration and (i) in the case of a determination not to file or request effectiveness, shall thereupon be relieved of the obligation to register such Stockholders' Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a filing or effectiveness, shall thereupon be permitted to delay registering such Stockholders' Registrable Securities for the same period as the delay in such filing or effectiveness. The Stockholders shall not be entitled to select the Underwriters in connection with any Piggyback Registration.

            Section 2.3. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an underwritten offering described in Section 2.2 states in writing that the size of the offering that the Stockholders, the Company and any other Persons intend to make is such that the success of the offering would be materially and adversely affected, then the amount of Registrable Securities to be registered for the account of the Stockholders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such Piggyback Registration offering to the amount recommended by such managing Underwriter and, as between the Stockholders, the number will be reduced pro rata based on the number of Registrable Securities each Stockholder requests to have registered; provided that if securities are being registered for the account of Persons other than the Company who are not exercising demand - type registration rights, then the proportion by which the amount of Registrable Securities intended to be registered for the account of the Stockholders is reduced shall not exceed the proportion by which the amount of securities intended to be registered for the account of such other Persons is reduced.


                                 ARTICLE 3
                          Registration Procedures

               Section 3.1. Filings; Information. In connection with any registration statement described in Article 2 of this Agreement (a "Registration Statement") hereof, the Company and the Stockholders agree as follows:

                 (a) At least five business days before filing a Shelf Registration Statement or related prospectus or any amendments or supplements thereto, the Company shall furnish to each holder of Registrable Shares covered by such Shelf Registration Statement, and their counsel and underwriters or sales agents, if any, copies of all such documents proposed to be filed (including exhibits), and the Company will not file any such document with the Commission if (i) in the case of the Shelf Registration Statement, the holders of a majority of the Registrable Shares included in such Registration Statement shall reasonably object to such filing within three business days of their receipt of such a document, or (ii) a Stockholder shall reasonably object to information in such a document concerning such Stockholder within three business days of his or her receipt of such document.

                 (b) The Company shall be entitled, by notifying the Stockholders to postpone or suspend for a reasonable period of time (not to exceed 90 days minus the number of days used by the Company pursuant to the last sentence of Section 2.01(a)) the offering of any Registrable Securities if the Company shall determine in good faith that such offering is reasonably likely to interfere with a pending or contemplated financing, merger, sale or acquisition of assets, recapitalization or other corporate action or policies of the Company. If the Company elects to so postpone or suspend the offering of any Registrable Securities, the Company shall, to the extent necessary, amend or supplement the Shelf Registration Statement to permit the offering of Registrable Securities within 90 days (minus the number of days used by the Company pursuant to the last sentence of Section 2.01(a)) of receiving the aforementioned notice from the Stockholders and the 45 day period referred to in subclause (i) of Section 2.1(a) shall be extended by the number of days the offering is postponed or suspended under this Section 3.01(b).

                 (c) In connection with the Shelf Registration Statement or a Piggyback Registration Statement for an offering that is not underwritten the Company will furnish to the Stockholders and each applicable managing Underwriter, if any, such number of copies of the Registration Statement or amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), and the prospectus included in such registration statement (including each preliminary prospectus) as the Stockholders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

                 (d) In connection with the Shelf Registration Statement or a Piggyback Registration Statement for an offering that is not underwritten, after the filing of the Registration Statement, the Company will promptly notify the Stockholders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                 (e) The Company will use reasonable efforts to qualify the related Registrable Securities for offer and sale under such securities or blue sky laws of such jurisdictions in the United States as the Stockholders reasonably request; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.1(e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                 (f) In connection with the Shelf Registration Statement or a Piggyback Registration Statement for an offering that is not underwritten, the Company will as promptly as is practicable notify the Stockholders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Stockholders and to the Underwriters any such supplement or amendment. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Stockholders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the Stockholders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Stockholders will deliver to the Company all copies, other than permanent file copies then in the Stockholders' possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the offers and sales discontinued pursuant to this paragraph 3.1(f) are covered by the Shelf Registration Statement, the 45 day period referred to in subclause (i) of Section 2.01 shall be extended by the number of days during which such offers and sales are so discontinued.

                 (g) In connection with the Shelf Registration Statement or a Piggyback Registration Statement for an offering that is not underwritten, upon the request of the Stockholders or the managing Underwriter or agent, as the case may be, or if required by the rules, regulations or instructions applicable to the registration form used by the Company, or by the Securities Act or by any other rules and regulations thereunder in connection with the offering of Registrable Securities, the Company will prepare a prospectus supplement that complies with the Securities Act and the rules and regulations of the Commission thereunder and that sets forth the aggregate amount of the Registrable Securities being sold, the name or names of any Underwriters or agents participating in the offering, the price at which the Registrable Securities are to be sold, any discounts, commissions or other items constituting compensation, and such other information as the Stockholders or the managing Underwriter or agent, as the case may be, and the Company deem appropriate in connection with the offering of the Registrable Securities prior to its being used or filed with the Commission.

                 (h) In connection with the Shelf Registration Statement, the Company will, if requested by the holders of a majority of the Registerable Securities, enter into customary agreements (including an underwriting agreement in customary form) and take such other customary actions as are required in order to expedite or facilitate the sale of Registrable Securities pursuant to the Registration Statement.

                 (i) In any underwritten offering, at the request of the selling Stockholders, the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Company's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

                 (j) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (k) In connection with any Registration Statement, the Company will cooperate with the selling Stockholders and the underwriters and selling agents, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in such lots and registered in such names as the Selling Stockholders, or selling agents (or, in an underwritten offering, the underwriters) may request at least two business days prior to the closing of any sale.

                 (l) The Company will use its reasonable efforts to maintain the listing of all Registrable Securities on each securities exchange or inter-dealer quotation system on which the Common Stock is listed.

               The Company may require the Stockholders promptly to furnish in writing to the Company such information regarding the Stockholders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be required by Items 507 and 508 of Regulation S-K or Regulation S-B or other applicable laws in connection with any Registration Statement.

               Section 3.2. Registration Expenses. In connection with the Shelf Registration Statement and any Piggyback Registration, the Company shall, except as set forth below, pay all expenses incurred by it (except as set forth below) in connection with such registration; including, without limitation: (i) registration and filing fees with the Commission, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) NASD fees and expenses,
(v) fees and expenses of the Company, including fees and expenses of counsel and independent certified public accountants for the Company (except, in connection with the Shelf Registration Statement, for any fees and expenses of
(A) counsel for the Company with respect to any legal opinion issued in connection with such registration and (B) independent certified public accountants for the Company with respect to any comfort letters issued in connection with such registration), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) fees and expenses of transfer agents and registrars, and
(viii) in connection with an underwritten offering in which the Company sells shares, road show expenses of its employees. The Stockholders shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of the Stockholders.


                                 ARTICLE 4
                     Indemnification and Contribution

               Section 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder from and against any and all losses, claims, damages and liabilities (including reasonable attorneys' fees) to which he or she may become subject insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in or based upon any information furnished in writing to the Company by or on behalf of a Stockholder or any Underwriter expressly for use therein, or by a Stockholder's or Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Stockholder or Underwriter with a sufficient number of copies of the same. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Stockholders provided in this section 4.1.

               Section 4.2. Indemnification by Stockholder. Each Stockholder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Stockholders, but only with reference to information furnished in writing by or on behalf of the Stockholders expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus, or the failure to deliver a copy of such registration statement or prospectus or any amendments or supplements thereto. Each Stockholder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this section 4.2.

               Section 4.3. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 4.1 or Section 4.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

               Section 4.4. Contribution. If the indemnification provided for in this Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and the Stockholders in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Stockholder exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                 ARTICLE 5
                               Miscellaneous

               Section 5.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration.

               Section 5.2. Rule 144. The Company covenants that it will (i) maintain the registration of the Common Stock under Section 12 of the Exchange Act, (ii) file on time any reports required to be filed by it under the Securities Act and the Exchange Act and (iii) take such further action as the Stockholders may reasonably request to the extent required from time to time to enable the Stockholders to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Stockholders, the Company will deliver to the Stockholders a written statement as to whether it has complied with the current public information requirements of Rule 144(c)(1).

               Section 5.3. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to the Company, to

     RCN Corporation
     105 Carnegie Center
     Princeton, NJ 08540-6215
     Attention:  General Counsel
     Telecopy: (609) 734-3830

with a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Attention: William L. Taylor, Esq.
     Telecopy: (212) 450-4800

if to one or more of the Stockholders, to such Stockholder or Stockholders care of the following representative:

     Mr. John Halpern
     45 E. 82nd Street
     New York, New York 10028
     Telecopy: (212) 832-0483

with a copy to:

     Carter, Ledyard & Milburn
     2 Wall Street, 18th Floor
     New York, NY 10005
     Attention: James Abbott, Esq.
     Telecopy:  (212) 732-3232


or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto; provided that at all times the Stockholders will have one representative for all of the Stockholders. All such notices, requests and communications shall be deemed to have been duly given and received at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

               Section 5.4. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and by the Stockholders holding at least 66 2/3% of the Registrable Securities then held by all Stockholders.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 5.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (except transfers occurring by virtue of the death or disability of a Stockholder) without the written consent of the other parties hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               Section 5.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

               Section 5.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect thereto.

               Section 5.8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state, and by applicable United States federal law.

               Section 5.9. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in the Borough of Manhattan, New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.04 shall be deemed effective service of process on such party.

               Section 5.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               Section 5.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

               Section 5.12. Termination. The registration rights granted under this Agreement will terminate on the first anniversary of the Effective Time.

               Section 5.13.  Decisions by Stockholders.  Except as provided in
Section 5.4 , if any decision is to be made hereunder by the Stockholders as a group, the decision of Stockholders holding a majority of the Registrable Securities then held by all Stockholders shall be binding on all Stockholders.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

                                    RCN CORPORATION



                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:



                                    STOCKHOLDERS


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